EXHIBIT 99(b)


                INSTRUCTIONS AS TO USE OF C-TEC CORPORATION
                         SUBSCRIPTION CERTIFICATES
                           --------------------


           CONSULT THE SUBSCRIPTION/INFORMATION AGENT, YOUR BANK
                       OR BROKER AS TO ANY QUESTIONS


          The following instructions relate to a rights offering (the
"Rights Offering") by C-TEC Corporation, a Pennsylvania corporation (the "Company"), to the holders of record of its Common Stock, par value $1.00 per share (the "Common Stock"), and to holders of record of its Class B Common Stock, par value $1.00 per share (the "Class B Stock", and collectively with the Common Stock, the "Company Stock"), as described in the Company's Prospectus dated ____, 1994 (the "Prospectus"). Holders of record of Company Stock at the close of business on ____, 1994 (the "Record
Date") are receiving [    ] transferable subscription rights (the "Rights")
for every [    ] shares of Company Stock held by them on the Record Date.  An
aggregate of approximately [    ] Rights exercisable to purchase an aggregate
of approximately [    ] shares of Common Stock (the "Underlying Shares") are
being distributed in connection with the Rights Offering. Each Right is exercisable, upon payment of $____ in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege").
In addition, subject to the allocation described below, each Right also carries the right to subscribe at the Subscription Price for additional shares of Common Stock available as a result of unexercised Rights, if any (the "Oversubscription Privilege") up to the amount offered by the Prospectus. Any Rights holder subscribing for an aggregate of more than
5000 Underlying Shares pursuant to the Oversubscription Privilege prior to
[    ] (the "Expiration Date") shall not be required to deliver payment for such number of Underlying Shares in excess of 5000 until the Expiration
Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Right Offering have been effected. Underlying Shares will be available for purchase pursuant to the Oversubscription Privilege only to the extent that all the Underlying Shares are not subscribed for through the exercise of the Basic Subscription Privilege by the Expiration Date. If the Underlying Shares so available (the "Excess Shares") are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the available Excess Shares will be allocated pro rata (subject to the elimination of fractional shares) among the holders of Rights who exercise the Oversubscription Privilege, in proportion, not to the number of shares requested pursuant to the Oversubscription Privilege, but to the number of shares each beneficial holder has purchased pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any holder being allocated a greater number of Excess Shares than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder will be allocated only such number of Excess Shares as such holder subscribed for and the remaining Excess Shares will be allocated among all other holders exercising the Oversubscription Privilege. See "The Rights Offering-Subscription Privileges" in the Prospectus.

          No fractional Rights or cash in lieu thereof will be issued or paid. The number of Rights distributed by the Company has been rounded up to the nearest whole number in order to avoid issuing fractional Rights.


          The Rights will expire at 5:00 p.m., New York City time, on the Expiration Date. The Rights are expected to be quoted on the NASDAQ National Market ("NASDAQ").


          The number of Rights to which you are entitled is printed on the face of your subscription certificate. You should indicate your wishes with regard to the exercise or sale of your Rights by completing the appropriate form or forms on your subscription certificate and returning the certificate to the Subscription/Information Agent in the envelope provided.

          YOUR SUBSCRIPTION CERTIFICATES MUST BE RECEIVED BY THE SUBSCRIPTION/INFORMATION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLIED WITH, AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION/INFORMATION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. ONCE A HOLDER OF RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVERSUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

1.   Subscription Privilege.

          To exercise Rights, complete Form 1 and send your properly completed and executed subscription certificate, together with payments in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege, to the Subscription/Information Agent. Any Rights holder subscribing for an aggregate of more than 5000 Underlying Shares pursuant to the Oversubscription Privilege prior to the Expiration Date shall not be required to deliver payment for such number of Underlying Shares in excess of 5000 until the Expiration Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected. All payments must be made in U.S. dollars (a) by check or bank draft drawn upon
a U.S. bank or postal, telegraphic or express money order payable to [    ],
as Subscription/Information Agent, or (b) by wire transfer of funds to the account maintained by the Subscription/Information Agent for such purpose at [ ], [ ] (referenced: "C-TEC Corporation Subscription"). Payments will be deemed to have been received by the Subscription/Information Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription/Information Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription/Information Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, holders of Rights who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. You may also transfer your subscription certificate to your bank or broker in accordance with the procedures specified in Section 3(a) below, make arrangements for the delivery of funds on your behalf and request such bank or broker to exercise the subscription certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Subscription/Information Agent at or prior to the Expiration Date together with payment in full of the applicable
Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your subscription certificate and the number of Rights being exercised pursuant to the Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Oversubscription Privilege, and will guarantee the delivery to the Subscription/Information Agent of your properly completed and executed subscription certificates within five NASDAQ trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your subscription certificates must be received by the Subscription/Information Agent within five NASDAQ trading days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription/Information Agent at the address, or by calling the telephone number, indicated below.

          Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription/Information Agent and the Company (by delivery to the Subscription/Information Agent of a Nominee Holder Certification substantially in the form available from the Subscription/Information Agent), the aggregate number of Rights that have been exercised, and the number of Underlying Shares that are being subscribed for pursuant to the Oversubscription Privilege, by each beneficial owner of Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event a Nominee Holder Certification is not delivered in respect of a Subscription Certificate that includes the name of a soliciting dealer, the Subscription Agent shall, for purposes of calculating the applicable soliciting fee, be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more Excess Shares are subscribed for pursuant to the Oversubscription Privilege than are available for sale, Excess Shares will be allocated, as described above, among beneficial owners exercising the Oversubscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

          The address and telecopier numbers of the Subscription/Information Agent are as follows:

              If by Mail:                        If By Hand:
               [to come]                          [to come]



                         If by Overnight Courier:
                                 [to come]


                 Telecopier: (   )    -     or (   )    -


          If you exercise less than all of the Rights evidenced by your subscription certificate by so indicating in Form 1 of your subscription certificate, the Subscription/Information Agent either (i) will issue to you a new subscription certificate evidencing the unexercised Rights, (ii) if you so indicate in Form 2 of your subscription certificate, will transfer the unexercised Rights in accordance with your instructions or
(iii) if you so indicate in Form 3 of your subscription certificate, will endeavor to sell such unexercised Rights for you. However, if you choose to have a new subscription certificate sent to you or to a transferee, you or such transferee may not receive any such new subscription certificate in sufficient time to permit sale or exercise of the Rights evidenced thereby. If you have not indicated the number of Rights being exercised, or if the amount you have forwarded is not sufficient (subject to the second sentence of Section 1 above) to purchase the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Rights which may be exercised for the Subscription Price payment delivered by you, and to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Rights evidenced by the subscription certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Oversubscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

2.   Delivery of Stock Certificates, Etc.

          The following deliveries and payments will be made to the address shown on the face of your subscription certificate unless you provide instructions to the contrary in Form 4.

          (a) Basic Subscription Privilege. As soon as practicable after the valid exercise of Rights, the Subscription/Information Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.


          (b) Oversubscription Privilege. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription/Information Agent will mail to each Rights holder who validly exercises the Oversubscription Privilege the number of shares allocated to such Rights holder pursuant to the Oversubscription Privilege. See "The Rights Offering-Subscription Privileges-Oversubscription Privilege" in the Prospectus.

          (c) Cash Payments. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription/Information Agent will mail to each Rights holder who exercises the Oversubscription Privilege any excess funds received in payment of the Exercise Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Oversubscription Privilege.


          Promptly following any sale of the Rights through the Subscription/Information Agent, the Subscription/Information Agent will mail to the holder of such Rights a check for any Rights sold, less applicable commissions, taxes and other charges.

3.   To Sell or Transfer Rights.

          (a) Sale of Rights Through a Bank or Broker. To sell all Rights evidenced by a subscription certificate through your bank or broker, so indicate in Form 2 and deliver your properly completed and executed subscription certificate to your bank or broker. If Form 2 is completed without designating a transferee, the Subscription/Information Agent may thereafter treat the bearer of the subscription certificate as the absolute owner of all of the Rights evidenced by such subscription certificate for all purposes, and the Subscription/Information Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue subscription certificates, if you wish to sell less than all of the Rights evidenced by a subscription certificate, either you or your bank or broker must instruct the Subscription/Information Agent as to the action to be taken with respect to the Rights not sold, or you or your bank or broker must first have your subscription certificate divided into subscription certificates of appropriate denominations by following the instructions in
Section 4 of these instructions. The subscription certificates evidencing the number of Rights you intend to sell can then be transferred by your bank or broker in accordance with the instructions in this Section 3(a).


          (b) Transfer of Rights to a Designated Transferee. To transfer all of your Rights to a transferee other than a bank or broker, you must complete Form 2 in its entirety, execute the subscription certificate and have your signature guaranteed by an Eligible Institution. A subscription certificate that has been properly transferred in its entirety may be exercised by a new holder without having a new subscription certificate issued. In order to exercise, or otherwise take action with respect to, such a transferred subscription certificate, the new holder should deliver the subscription certificate, together with payment of the applicable Subscription Price (with respect to the exercise of both the Basic Subscription Privilege and the Oversubscription Privilege) and complete separate instructions signed by the new holder, to the Subscription/Information Agent in ample time to permit the Subscription/Information Agent to take the desired action. Because only the Subscription/Information Agent can issue subscription certificates, if you wish to transfer less than all of the Rights evidenced by your subscription certificate to a designated transferee, you must instruct the Subscription/Information Agent as to the action to be taken with respect to the Rights not sold or transferred, or you must divide your subscription certificate into subscription certificates of appropriate smaller denominations by following the instructions in Section 4 below. The subscription certificate evidencing the number of Rights you intend to transfer can then be transferred by following the instructions in this
Section 3(b).


          (c) Sale of Rights Through Subscription/Information Agent. To sell some or all of your Rights through the Subscription/Information Agent, you must check the box in Form 3 and deliver the subscription certificate to the Subscription/Information Agent. Your subscription certificate should be delivered to the Subscription/Information Agent in ample time for it to be sold and exercised, but in no event later than 11:00 a.m., New
York City time, on [    ], 1994.  The Subscription/Information Agent's
obligation to execute orders is subject to its ability to find buyers. If you wish to sell less than all of your Rights, you or your bank or broker must instruct the Subscription/Information Agent as to the action to be taken with respect to the Rights not sold. Promptly following any sale of your Rights through the Subscription/Information Agent, the Subscription/Information Agent will send you a check for the net proceeds of such sale as described in the Prospectus. If you wish to sell Rights through the Subscription/Information Agent, you should also complete the Substitute Form W-9 referred to in Section 8 below.


4.   To Have a Subscription Certificate Divided into Smaller Denominations.

          To have a subscription certificate divided into smaller denominations, send your subscription certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription/Information Agent, allowing a sufficient amount of time for new subscription certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new subscription certificates are to be issued in a name other than that in which the old subscription certificate was issued. Subscription certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary proceeding time and other factors, you or your transferee may not receive such new subscription certificates in time to enable the Rights holder to complete a sale or exercise by the Expiration Date. Neither the Company nor the Subscription/Information Agent will be liable to either a transferor or transferee for any such delays.


5.   Execution.

          (a) Execution by Registered Holder. The signature on the subscription certificate must correspond with the name of the registered holder exactly as it appears on the face of the subscription certificate without any alteration or change whatsoever. Persons who sign the subscription certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription/Information Agent is its sole and absolute discretion, must present to the Subscription/Information Agent satisfactory evidence of their authority to so act.


          (b) Execution by Person Other than Registered Holder. If the subscription certificate is executed by a person other than the holder named on the face of the subscription certificate, proper evidence of authority of the person executing the subscription certificate must accompany the same unless, for good cause, the Subscription/Information Agent dispenses with proof of authority.


          (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your Rights, as specified in Section 3(b) above, to a transferee other than a bank or broker, if you wish a new subscription certificate or certificates to be issued in a name other than that in which the old subscription certificate was issued, as specified in Section 3 above, or if you specify special payment or delivery instructions pursuant to Form 4.


6.   Method of Delivery.

          The method of delivery of subscription certificates and payment of the Exercise Price to the Subscription/Information Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription/Information Agent and the clearance of any checks sent in payment of the Exercise Price prior to 5:00 p.m., New York City time, on the Expiration Date.


7.   Special Provisions Relating to the Delivery of Rights
     Through The Depository Trust Company.

          In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege (but not the Oversubscription Privilege) may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Subscription/Information Agent, together with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege. The Oversubscription Privilege in respect of DTC Exercised Rights may not be exercised through DTC. The holder of a DTC Exercised Right may exercise the Oversubscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription/Information Agent at or prior to 5:00 p.m., New York City time, on the Expiration Date, a DTC Participant Oversubscription Exercise Form, in the form available from the Subscription/Information Agent, or a Notice of Guaranteed Delivery, together with payment of the appropriate Subscription Price for the number of Underlying Shares for which the Oversubscription Privilege is to be exercised. Any Rights holder subscribing for an aggregate of more than 5000 Underlying Shares pursuant to the Oversubscription Privilege prior to the Expiration Date shall not be required to deliver payment for such number of Underlying Shares in excess of 5000 until the Expiration Date. The Company, in its sole discretion, may determine to waive payment for such excess number of Underlying Shares until after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected.


          If a Notice of Guaranteed Delivery relates to Rights with respect to which exercise of the Basic Subscription Privilege will be made through DTC and such Notice of Guaranteed Delivery also relates to the exercise of the Oversubscription Privilege, a DTC Participant Oversubscription Exercise Form must also be received by the Subscription/Information Agent in respect of such exercise of the Oversubscription Privilege within five NASDAQ trading days of the Notice of Guaranteed Delivery.


8.   Substitute Form W-9.

          Each Rights holder who elects either to exercise Rights or to have the Subscription/Information Agent endeavor to sell such holder's Rights should provide the Subscription/Information Agent with a correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included as Exhibit B hereto. Additional copies of Substitute Form W-9 may be obtained upon request from the Subscription/Information Agent at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to a $50.00 penalty and to 31% federal income tax withholding with respect to (i) dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those holders exercising Rights) or (ii) funds to be remitted to Rights holders in respect of Rights sold by the Subscription/Information Agent (for those holders electing to have the Subscription/Information Agent sell their Rights).



                                                                 EXHIBIT A


                       NOTICE OF GUARANTEED DELIVERY

                                    for

                        SUBSCRIPTION CERTIFICATIONS

                                 issued by

                             C-TEC CORPORATION


          This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Basic Subscription Privilege and the Oversubscription Privilege pursuant to the Rights Offering described in the Prospectus dated _____, 1994 (the "Prospectus") of C-TEC Corporation, a Pennsylvania corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription/Information Agent listed below (the "Subscription/Information Agent") at or prior to 5:00 p.m. New York City time on _____, 1994 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription/Information Agent, and must be received by the Subscription/Information Agent on or prior to the Expiration Date. See "The Rights Offering-Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $_____ per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription/Information Agent in the manner specified in the Prospectus at or prior to 5:00 p.m. New York City time on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.



                  The Subscription/Information Agent is:
                       [                           ]

      By Mail:          Facsimile Transmission:            By Hand:
  [                 ]       [                  ]      [                ]
  Attention:[       ]       [                  ]      Attention:[      ]
  [                 ]                                 [                ]
  [                 ]                                 [                ]
                                                      [                ]

                         if by Overnight Courier:
                       [                           ]
                       Attention:  [               ]
                       [                           ]
                       [                           ]

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Gentlemen:

          The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing______ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time on the Expiration Date. Upon the terms and subject to the condition set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise
(i) the Basic Subscription Privilege to subscribe for one share of Common Stock per Right with respect to each of _____ Rights represented by such Subscription Certificate and (ii) the Oversubscription Privilege relating to each such Right, to the extent that Excess Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to _____ Excess Shares. The undersigned understands that payment of the Subscription Price of $___ per share for each Common Share subscribed for pursuant to the Basic Subscription Privilege and Oversubscription Privilege must be received by the Subscription/Information Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $ _____, either (check appropriate box):


     /_/ is delivered herewith
               or
     /_/ was delivered separately;

in the manner set forth below (check appropriate box and complete information relating thereto):

     /_/ wire transfer of funds

          -    name of transferor institution

          -    date of transfer

          -    confirmation number (if available)

     /_/ uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription/Information Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     /_/ certified check

     /_/ bank draft (cashier's check)

     /_/ money order

          -    name of maker

          -    date and number of check, draft or money order number
               (date)    (number)

          -    bank on which check is drawn or issuer of money order

Signature(s)                           Address

Name(s)
                                       Area Code and Tel. No(s).
   Please Type or Print

Subscription Certificate
No(s). (if available)



                           GUARANTEE OF DELIVERY
     (Not to be used for Subscription Certificate signature guarantee)


          The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription/Information Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within five NASDAQ trading days after the date hereof.


                                                     Dated:        , 1994

                                                     (Name of Firm)
        (Address)

(Area Code and Telephone Number)                     (Authorized Signature)

          The institution which completes this form must communicate the guarantee to the Subscription/Information Agent and must deliver the Subscription Certificate(s) to the Subscription/Information Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.


                                                                  EXHIBIT B

                         IMPORTANT TAX INFORMATION


     Under the federal income tax law, (i) dividend payments that may be made by the Company on shares of Common Stock issued upon the exercise of Rights, and (ii) payments that may be remitted by the Subscription/Information Agent to Rights holders in respect of Rights sold on such holders' behalf by the Subscription/Information Agent, may be subject to backup withholding. Generally, such payments will be subject to backup withholding unless (i) the holder is exempt from backup withholding or (ii) the holder, in the case of backup withholding of payments remitted in respect to rights sold, furnishes the payor with his correct tax identification number and certifies that the number provided is correct and, in the case of backup withholding on dividend payments, the holder further certifies that such holder is not subject to backup withholding due to prior underreporting of interest or dividend income. Each Rights holder who either exercises Rights or requests the Subscription/Information Agent to sell Rights and wishes to avoid backup withholding should provide the Subscription/Information Agent (as the Company's agent, in respect of exercised Rights, and as payer with respect to Rights sold by the Subscription/Information Agent) with such Rights holder's correct taxpayer identification number (or with a certification that such Rights holder is awaiting a taxpayer identification number) and with a certification that such Rights holder is not subject to backup withholding by completing Substitute Form W-9 below.

     Exempt Rights holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, the Rights holder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription/Information Agent. Exempt Rights holders, while not required to file, should file Substitute Form W-9 to avoid possible erroneous backup withholding. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If backup withholding applies, the Company or the Subscription/Information Agent, as the case may be, will be required to withhold 31 percent of any such payments made to the Rights holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.


Purpose of Substitute Form W-9

     To prevent backup withholding on payments remitted by the Subscription/Information Agent with respect to Rights sold, the Rights holder is required to notify the Subscription/Information Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such Rights holder is awaiting a taxpayer identification number). To prevent backup withholding on dividend payments, the Rights holder must, in addition, certify on Substitute Form W-9 that he is not subject to backup withholding due to prior underreporting of interest or dividend income.

What Number to Give the Subscription/Information Agent

     The Rights holder is required to give the Subscription/Information Agent the taxpayer identification number of the record owner of the Rights. If such record owner is an individual, the taxpayer identification number is his social security number. If the Rights are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidelines on which number to report. If the Subscription/Information Agent is not provided with the correct taxpayer identification number in connection with such payments, the Rights holder may be subject to a $50 penalty imposed by the Internal Revenue Service.



          PAYER'S NAME:  [                                     ]


______________________________________________________________________________
|SUBSTITUTE |   Part I - Taxpayer Identification No. | Part II - For Payees  |
|           |                                        |          Exempt From  |
|Form W-9   |                                        |          Backup       |
|Department |                                        |          Withholding  |
|of the     |                                        |          (see enclosed|
|Treasury   |                                        |          Guidelines)  |
|Internal   |________________________________________________________________|
|Revenue    |  Enter your taxpayer identifica-                               |
|Service    |  tion number in the appropriate                                |
|           |  box.  For most individuals,        ----------------------     |
|           |  this is your social security       Social Security Number     |
|Payers's   |  number.  If you do not have a                                 |
|Request    |  number, see How to Obtain a                  OR               |
|for        |  "TIN" in the enclosed                                         |
|Taxpayer   |  Guidelines.                        -----------------------    |
|Identifi-  |                                     Employer Identification    |
|cation     |  Note:  If the account is in                 Number            |
|Number     |  more than one name, see the                                   |
|(TIN)      |  chart in enclosed Guidelines                                  |
|           |  to determine what number to give.                             |
|           |                                                                |
______________________________________________________________________________
|                                                                            |
| Certification -- Under penalties of perjury, I certify that:               |
|                                                                            |
| (1)  The number shown on this form is my correct Taxpayer Identification   |
|      Number (or I am waiting for a number to be issued to me), and         |
|                                                                            |
|                                                                            |
| (2) I am not subject to backup withholding either because I have not been | | notified by the Internal Revenue Service ("IRS") that I am subject to | | backup withholding as a result of a failure to report all interest or | | dividends, or the IRS has notified me that I am no longer subject to |
|      backup withholding.                                                   |
|                                                                            |
|                                                                            |
| Certification Guidelines -- You must cross out item (2) above if you have  |
| been notified by the IRS that you are subject to backup withholding        |
| because of underreporting interest or dividends on your tax return.        |
| However, if after being notified by the IRS that you were subject to       |
| backup withholding you received another notification from the IRS that you | | are no longer subject to backup withholding, do not cross out item (2). |
|                                                                            |
| SIGNATURE___________________________________      DATE _________, 1994     |
_____________________________________________________________________________|
NOTE:  FAILURE TO COMPLETE THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF
31% OF ANY PAYMENTS MADE TO YOU. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.


           GUIDELINES FOR CERTIFICATE OF TAXPAYER IDENTIFICATION
                       NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give
the Payer.  Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000.  Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.
_____________________________________________________________________________|
|                                          |        Give the name and        |
|                                          |         SOCIAL SECURITY         |
|         For this type of account:        |            number of:           |
|__________________________________________|_________________________________|
|1. Individual                             | The individual                  |
|__________________________________________|_________________________________|
|2. Two or more individuals                | The actual owner of the account |
|   (joint account)                        | or ,if combined funds, the first|
|                                          | individual on the account(1)    |
|__________________________________________|_________________________________|
|3. Custodian account of a minor           | The minor(2)                    |
|   (Uniform Gift to Minors Act)           |                                 |
|__________________________________________|_________________________________|
|4. a.  The usual revocable savings trust  | The grantor-trustee(1)          |
|       (grantor is also trustee)          |                                 |
|__________________________________________|_________________________________|
|   b.  The so-called trust account that   | The actual owner(1)             |
|       is not a legal or valid trust under|                                 |
|       State law                          |                                 |
|__________________________________________|________________________________ |
|5. Sole proprietorship                    | The owner(4)                    |
|__________________________________________|________________________________ |
|                                          |                                 |
|         For this type of account:        |        Give the name and        |
|                                          |    EMPLOYER IDENTIFICATION      |
|                                          |            number of:           |
|__________________________________________|________________________________ |
|6. A valid trust, estate or pension trust | Legal entity (do not furnish the|
|                                          | identification number of the    |
|                                          | personal representative or      |
|                                          | trustee unless the legal entity |
|                                          | itself is not designated in the |
|                                          | account title)(3)               |
|__________________________________________|________________________________ |
|7. Corporation                            | The corporation                 |
|__________________________________________|________________________________ |
|8. Association, club, religious,          | The organization                |
|   charitable, educational or other       |                                 |
|   tax-exempt organization                |                                 |
|__________________________________________|________________________________ |
|9. Partnership                            | The partnership                 |
|__________________________________________|________________________________ |
|10. A broker or registered nominee        | The broker or nominee           |
|__________________________________________|________________________________ |
|11. Account with the Department of        | The public entity               |
|    Agriculture in the name of a public   |                                 |
|    entity (such as a State or local      |                                 |
|    government, school district, or       |                                 |
|    prison) that receives agricultural    |                                 |
|    program payments                      |                                 |
|__________________________________________|_________________________________|

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) List first and circle the name of the legal trust, estate or pension trust.
(4)  Show the name of the owner.
Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

     If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.


Payees Exempt from Backup Withholding

 Payees specifically exempted from backup withholding on ALL payments include the following:

bullet A corporation.
bullet A financial institution.
bullet An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).
bullet The United States or any agency or instrumentality thereof.
bullet A State, the District of Columbia, a possession of the United
      States, or any subdivision or instrumentality thereof.
bullet A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
bullet An international organization or any agency or instrumentality thereof. bullet A dealer in securities or commodities registered in the
       United States or a possession of the United States.
bullet A real estate investment trust.
bullet A common trust fund operated by a bank under section 584(a).
bullet An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).
bullet An entity registered at all times under the Investment Company Act of 1940.
bullet A foreign central bank of issue.

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

bullet Payments to nonresident aliens subject to withholding under section
       1441.
bullet Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner. bullet Payments of patronage dividends where the amount received is not paid in money.
bullet Payments made by certain foreign organizations.
bullet Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.


     Payments that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041(A)(a), 6042, 6044, 6045, 6049, 6050(A) and 6050(N).


Privacy Act Notice

     Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.


Penalties

     (1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     (2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $5000.

     (3) Criminal Penalty for Falsifying Information. Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

          FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT
                     OR THE INTERNAL REVENUE SERVICE.